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EXHIBIT (a)(1)(C)

        Letter of Transmittal to Tender

Outstanding Shares of Series A Preferred Stock
and Common Stock Purchase Warrants, Class A and
Common Stock Purchase Warrants, Class B

of

Valentis, Inc.

  The Offer and Withdrawal Rights will expire at 5:00 p.m.,
  San Francisco, California Time on June 7, 2002, unless the Offer is extended or earlier terminated.

Deliver to:

(By Registered, Certified, Regular Mail, Overnight Courier or In Person by Hand)

Valentis, Inc.
863A Mitten Road
Burlingame, California 94010
Attention: General Counsel

        If you choose to participate in the Offer, you must complete this Letter of Transmittal and deliver it along with your Series A Preferred Stock certificates and related Warrants to Valentis, Inc., no later than the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. You should read carefully the instructions accompanying this Letter of Transmittal before you complete this Letter of Transmittal. Terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

        Please note that to participate in the Offer you must tender Class A Warrants exercisable for 26.0162 shares of our common stock and Class B Warrants exercisable for 9.756 shares of our common stock for every one share of Series A Preferred Stock you tender. For example, if you tender 5,000 shares of Series A Preferred Stock you will also need to tender Class A Warrants exercisable for 130,081 shares of our Common Stock and Class B Warrants exercisable for 48,780 shares of our Common Stock. The Company will accept Warrants exercisable for only whole numbers of shares of Common Stock. Warrants tendered for fractional shares will be rounded to the next higher or lower number as follows: (A) fractions one-half (1/2) or greater shall be rounded to the next higher whole number and (B) fractions of less than one-half (1/2) shall be rounded to the next lower whole number.

        In the event that your Warrants are exercisable for a greater number of shares of Common Stock than you are tendering or your Series A Preferred Stock certificate represents more shares of Series A Preferred Stock than your are tendering, as soon as practicable after the consummation of the Offer the Company will issue you a new warrant for the remainder of the shares of Common Stock or a new certificate for the remainder of the shares of Series A Preferred Stock.

        List below the shares of Series A Preferred Stock and related Warrants to which this Letter of Transmittal relates. If the space indicated below is inadequate, the numbers identifying the stock certificates and Warrants and corresponding number of shares should be listed on a separately signed schedule affixed hereto.

Description of Series A Preferred Stock and Related Warrants Tendered Hereby

Name(s) and Address(es) of Holder(s) Exactly as Name(s) Appear(s) on Stock Certificates and Warrants (Please fill in)	Stock Certificate or Warrant Numbers	Number of shares of Series A Preferred Stock, or number of shares of Common Stock for which the Warrant is exercisable

Signatures Must Be Provided Below
Please Read The Accompanying Instructions Carefully

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Offer, the undersigned hereby tenders to Valentis, Inc., a Delaware corporation (the "Company"), the number of shares of the Series A Preferred Stock and related Warrants indicated above. Subject to, and effective upon, the acceptance for purchase of such Series A Preferred Stock and related Warrants tendered hereby, the undersigned hereby (i) exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such shares of Series A Preferred Stock and related Warrants as are being tendered hereby. Upon the terms and subject to the conditions of the Offer, the undersigned does hereby irrevocably constitute and appoint the Company as the undersigned's true and lawful attorney-in-fact, for it and in its name and stead, to sell, assign and transfer such shares of Series A Preferred Stock and related Warrants, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof. The undersigned hereby represents and warrants that it has full power and authority to tender, exchange, assign and transfer the shares of Series A Preferred Stock and related Warrants, and that when the same are accepted for purchase, the Company will acquire good and unencumbered title to the tendered shares of Series A Preferred Stock and related Warrants, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares of Series A Preferred Stock and related Warrants tendered hereby.

        The undersigned understands that the valid tender of shares of Series A Preferred Stock and related Warrants pursuant to the procedure described in "Procedures for Tendering Shares" in the Offer to Purchase and in the Instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer. The Company's acceptance of such shares of Series A Preferred Stock and related Warrants for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment).

        The undersigned understands that the delivery and surrender of the shares of Series A Preferred Stock and the related Warrants is not effective, and the risk of loss does not pass to the Company, until receipt by the Company of this Letter of Transmittal, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidence of authority and any other required documents in form satisfactory to the Company. All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered shares of Series A Preferred Stock and related Warrants and withdrawal of tendered shares of Series A Preferred Stock and related Warrants will be determined by the Company in its sole discretion, which determination will be final and binding.

        Any shares of Series A Preferred Stock or related Warrants that are not accepted for purchase by the Company will be returned promptly to the undersigned at the address set forth above, unless otherwise indicated herein under "Special Payment and Delivery Instructions." The Company reserves the right, in its sole discretion, to waive any one or more of the conditions to the Offer at any time as set forth in the Offer to Purchase in the section entitled "Conditions of the Offer."

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered shares of Series A Preferred Stock and related Warrants may be withdrawn at any time prior to the Expiration Date.

Holder(s) of Series A Preferred Stock and Related Warrants Sign Here

X

X

(Signature(s) of Holder(s))

        Must be signed by holder(s) exactly as name(s) appear(s) on the stock certificates for the shares of Series A Preferred Stock and the related Warrants. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary capacity, please provide the following information:

(Please print or type):
Name and Capacity (full title):

Address (including zip code):

Area Code and Telephone Number:

Dated:

Special Payment Instructions (See Instructions 3,4,5, 6 And 7)
To be completed ONLY if the Offer Consideration is to be paid to someone other than the tendering holder. Unless another person(s) is designated under "Special Delivery Instructions" below, shares of Series A Preferred Stock and related Warrants not accepted in the Offer, or certificates evidencing numbers of shares of Series A Preferred Stock and/or Warrants not being tendered, will also be delivered to the person(s) designated herein.
Pay the Offer Consideration to:
Name and Capacity (full title):

Address (including zip code):

Taxpayer Identification Or Social Security Number:

(Also Complete Substitute Form W-9)

Special Delivery Instructions (See Instructions 3,4,5, 6 And 7)
To be completed ONLY if the shares of Series A Preferred Stock and related Warrants not accepted in the Offer, or certificates evidencing shares of Series A Preferred Stock and/or Warrant documents, not being tendered, are to be delivered in the name of someone other than the tendering holder or to the person(s) designated above under "Special Payment Instructions."
Name and Capacity (full title):

Address (including zip code):

INSTRUCTIONS

Forming Part of the Terms and
Conditions of the Offer

1.    Delivery of this Letter of Transmittal, Stock Certificates and Warrants.

        You choose how you will deliver this Letter of Transmittal, the stock certificates representing the shares of Series A Preferred Stock and the related Warrants and any other required documents at your own election and risk, and except as otherwise provided below, you will only be deemed to have delivered the shares of Series A Preferred Stock and related Warrants when the Company actually receives them. If you plan to deliver your shares of Series A Preferred Stock and related Warrants by mail, then the Company suggests that you use registered mail with return receipt requested, properly insured.

        No alternative, conditional, irregular or contingent tenders will be accepted. All holders that tender their shares of Series A Preferred Stock and related Warrants, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of the shares of Series A Preferred Stock and related Warrants for purchase.

        Delivery to an address other than as set forth herein will not constitute a valid delivery.

2.    Withdrawals.

        You may withdraw shares of Series A Preferred Stock and related Warrants that you have tendered pursuant to the Offer at any time before 5:00 p.m., San Francisco, California time, June 7, 2002, after which your tender will be irrevocable. To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Company. The notice of withdrawal must (i) identify the name of the person that tendered the shares of Series A Preferred Stock and related Warrants to be withdrawn, (ii) specify the number of shares of Series A Preferred Stock and related Warrants to be withdrawn (including the stock certificate number(s) and warrant number(s)) and (iii) be signed by the holder of such shares of Series A Preferred Stock and related Warrants in the same manner as the original signature on the Letter of Transmittal by which such shares of Series A Preferred Stock and Warrants were tendered (including any required signature guarantees). If the shares of Series A Preferred Stock or Warrants have been delivered, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. Any shares of Series A Preferred Stock and related Warrants so withdrawn will be deemed not to have been validly tendered for purposes of the Offer and no consideration will be paid with respect thereto unless the shares of Series A Preferred Stock and related Warrants so withdrawn are validly retendered.

        All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. The Company will not be obligated to give notice of any defects or irregularities in any notice of withdrawal and will not incur liability for failure to give any notice. Withdrawal of shares of Series A Preferred Stock and Warrants can be accomplished only in accordance with the foregoing procedures.

3.    Signature on this Letter of Transmittal; Written Instruments and Endorsements.

        If any of the shares of Series A Preferred Stock and/or related Warrants tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

4.    Special Payment and Delivery Instructions.

        If the Offer Consideration is to be paid in the name of someone other than the tendering holder, the tendering holder must fill in the information in the box entitled "Special Payment Instructions." If the shares of Series A Preferred Stock and related Warrants not accepted in the Offer, or shares of Series A Preferred Stock and related Warrants not being tendered, are to be delivered in the name of someone other than the tendering holder, the tendering holder must fill in the information in the section entitled "Special Delivery Instructions." In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. Unless a different person(s) is indicated in section box entitled "Special Delivery Instructions," shares of Series A Preferred Stock and Warrants not accepted in the Offer, or shares of Series A Preferred Stock and Warrants not being tendered, will be delivered in the name of the person(s) designated in the section entitled "Special Payment Instructions".

5.    Substitute Form W-9.

        Under the federal income tax laws, the Company will be required to withhold a portion of the amount of any payments made to certain holders tendering Series A Preferred Stock and related Warrants pursuant to the Purchase Offer. In order to avoid such backup withholding, each holder must provide the Company with such holder's correct taxpayer identification number and certify that such holder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith. In general, if a holder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Company is not provided with the correct taxpayer identification number, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Series A Preferred Stock and related Warrants are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Company that a foreign individual qualifies as an exempt recipient, such holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status, on a properly completed Form W-8BEN, or successor form. Such statements can be obtained from the Company.

        Failure to complete the Substitute Form W-9 will not, by itself, cause the Series A Preferred Stock and related Warrants to be deemed invalidly tendered, but may require the Company to withhold a portion of the amount of any payments made pursuant to the Purchase Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING, CURRENTLY, AT A MAXIMUM RATE OF 30%, OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO PURCHASE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

6.    Partial Tenders.

        If less than the entire number of shares of Series A Preferred Stock and/or related Warrants evidenced by a submitted certificate or warrant, as applicable, is tendered, the tendering holder must fill in the aggregate number of shares of Series A Preferred Stock and related Warrants tendered in the last column of the box entitled "Description of Shares" herein. All the shares of Series A Preferred Stock and related Warrants represented by the certificates or warrants, as applicable, delivered to the Company will be deemed to have been tendered, unless otherwise indicated. The number of shares of Series A Preferred Stock and Warrants represented by the share certificate or warrant document, as applicable, representing such untendered shares of Series A Preferred Stock and/or Warrants will be sent to the registered holder at his or her registered address, unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 4), promptly after the shares of Series A Preferred Stock and related Warrants are accepted for purchase. The Company will accept Warrants exercisable for only whole numbers of shares of Common Stock. Warrants tendered for fractional shares will be rounded to the next higher or lower number as follows: (A) fractions one-half (1/2) or greater shall be rounded to the next higher whole number and (B) fractions of less than one-half (1/2) shall be rounded to the next lower whole number.

7.    Transfer Taxes.

        The Company shall pay all transfer taxes, if any, applicable to the transfer and purchase of the shares of Series A Preferred Stock and the related Warrants pursuant to the Offer. If a transfer tax is imposed for any reason other than the transfer and purchase of shares of the Series A Preferred Stock and related Warrants to the Company or its order pursuant to the Offer, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

        Except as provided in this Instruction 7, it will not be necessary for transfer stamps to be affixed to the shares of Series A Preferred Stock or the related Warrants listed in this Letter of Transmittal.

8.    Waiver of Conditions.

        The Company reserves the absolute right to waive, in whole or in part, any of the conditions to the Offer.

9.    Mutilated, Lost, Stolen or Destroyed Shares of Series A Preferred Stock and Warrants.

        Any holder whose shares of Series A Preferred Stock and/or Warrants have been mutilated, lost, stolen or destroyed should contact the Company at the address indicated above before the Expiration Date for further instructions.

10.  Requests for Assistance or Additional Copies.

        Questions relating to the procedure for tendering as well as requests for additional copies of this Letter of Transmittal, may be directed to the Company at the address indicated above.

11.  Validity and Form.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered shares of Series A Preferred Stock and related Warrants and withdrawal of tendered shares of Series A Preferred Stock and related Warrants will be determined by the Company in its reasonable discretion, and its determination will be final and binding on all parties. The Company reserves the absolute right to reject any and all shares of Series A Preferred Stock and related Warrants not properly tendered or any shares of Series A Preferred Stock and related Warrants the Company's acceptance of which would, in the opinion of legal counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular shares of Series A Preferred Stock or particular Warrants. The Company's interpretation of the terms and conditions of the Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of shares of Series A Preferred Stock and the related Warrants must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of shares of Series A Preferred Stock or related Warrants, neither the Company nor any other person shall incur any liability for failure to give such notification. Tenders of shares of Series A Preferred Stock and related Warrants will not be deemed to have been made until such defects or irregularities have been cured or waived. Any shares of Series A Preferred Stock and/or Warrants received by the Company that are not properly tendered and as to which the defects or irregularities have not been cured by the tendering holder or waived by the Company will be returned by the Company to the tendering holders as soon as practicable after June 7, 2002.

IMPORTANT:

This Letter of Transmittal (together with the Series A Preferred Stock certificates and related Warrants) must be received by the Company at or before
5:00 p.m., San Francisco, California time on June 7, 2002.

PAYER'S NAME: VALENTIS, INC.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number
	Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)
	Part 3—Certification Under Penalties of Perjury, I certify that:
	(1) The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me) and	Part 4— Awaiting TIN ☐
Payer's Request for Taxpayer Identification Number (TIN) and Certification	(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
Certification instructions—You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).
SIGNATURE	DATE

NAME

ADDRESS

CITY	STATE	ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER'S NAME: VALENTIS, INC.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, a portion of all reportable payments made to me thereafter will be withheld until I provide such a number.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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